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                                                                     Exhibit 3.1

                                RESTATED BY-LAWS
                                       of
                       CHIQUITA BRANDS INTERNATIONAL, INC.

                            A New Jersey Corporation
              (Adopted as of March 19, 2002; amended April 9, 2002)

                        _________________________________


                                   ARTICLE I
                                  Shareholders

     Section 1.1 Annual Meeting. The annual meeting of shareholders, for the
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election of directors and the transaction of such other business as may properly come before the meeting, shall be held on such date, at such hour and at such place, within or without the State of New Jersey, as may be designated each year by the board of directors and stated in the notice of meeting. Failure to hold an annual meeting at the designated time and place shall not, however, invalidate the corporate existence or affect otherwise valid corporate acts.

     Section 1.2 Special Meetings. Special meetings of the shareholders may only
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be called in the manner provided in the Third Restated Certificate of
Incorporation (as amended from time to time, the "Certificate of
                                                  --------------
Incorporation").
-------------

     Section 1.3 Notice of Meeting. Written notice of each meeting of
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shareholders, stating the time, place and, in the case of a special meeting, the purpose or purposes thereof, shall be given, personally or by mail, to each shareholder entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days before the meeting, except as otherwise required by the New Jersey Business Corporation Act or the Certificate of Incorporation.

     Section 1.4 Determination of Shareholders of Record. For the purposes of
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determining the shareholders entitled (a) to notice of or to vote at any meeting of shareholders or any adjournment thereof, or (b) to receive payment of any dividend or other disbursement or allotment of any right, or for the purpose of any other action, the board of directors may fix, in advance, a record date which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting nor more than sixty (60) days prior to any other action.

     Section 1.5 Quorum and Adjournments. At any meeting of the shareholders the
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presence in person or by proxy of the holders of a majority of the shares of the corporation entitled to vote at the meeting shall constitute a quorum for the transaction of business, except as otherwise provided by law or the Certificate of Incorporation. If a quorum is not present at any meeting of the shareholders, the chairman of the meeting may adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum is present; provided that if after adjournment the board of directors fixes a new record
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date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to vote. Less than a quorum may adjourn the meeting.

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     Section 1.6 Vote Required. When a quorum is present, a majority of the
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votes cast at the meeting by the holders of shares entitled to vote on the subject matter shall be the act of the shareholders, unless (a) by express provisions of an applicable law or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question, or (b) the subject matter is the election of directors, in which case Section 2.2 of Article II hereof shall govern and control the approval of such subject matter.

     Section 1.7 Voting Rights. Except as otherwise provided by the New Jersey
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Business Corporation Act, the Certificate of Incorporation or these by-laws, every shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of common stock held by such shareholder.

     Section 1.8 Proxies. Each shareholder entitled to vote at a meeting of
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shareholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after eleven months from its date, unless the proxy expressly provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. A proxy is revoked when the person executing the proxy is present at a meeting of shareholders and (a) files a written notice of revocation with the secretary of the meeting prior to the voting of the proxy or (b) votes the shares subject to the proxy by written ballot, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the shareholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

                                   ARTICLE II
                      Directors and Committees of Directors

     Section 2.1 General Powers. The business and affairs of the corporation
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shall be managed by or under the direction of the board of directors. In addition to such powers as are herein and in the Certificate of Incorporation expressly conferred upon it, the board of directors shall have and may exercise all the powers of the corporation, subject to the provisions of the laws of New Jersey, the Certificate of Incorporation and these by-laws.

     Section 2.2 Number, Election and Term of Office. The number of directors
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constituting the corporation's board of directors shall be determined in the manner provided in the Certificate of Incorporation. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meetings and entitled to vote in the election of directors; provided that whenever the holders of any class or series of capital
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stock of the corporation are entitled to elect one or more directors pursuant to the provisions of the Certificate of Incorporation, such directors shall be elected by a plurality of the votes of such class or series present in person or represented by proxy at the meeting and entitled to vote in the

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election of such directors. The directors shall be elected in this manner at the annual meeting of shareholders, except as otherwise provided in the Certificate of Incorporation.

     Section 2.3 Chairman of the Board. The chairman of the board (or such other
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person designated by the board of directors) shall preside at all meetings of the shareholders, and the chairman of the board (or the president, in the case of the absence or disability of the chairman of the board) shall preside at all meetings of the board of directors and shall have such other powers and perform such other duties as may be prescribed to him or her by the board of directors or provided in these by-laws.

     Section 2.4 Meetings of the Board of Directors. Regular meetings of the
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board of directors may be held without notice at such time, date, and place as may be fixed from time to time by resolution of the board of directors. At any regular meeting of the board of directors any business that comes before such meeting may be transacted except where special notice is required by these by-laws. Special meetings of the board of directors may be called by the chairman of the board or the president and shall be called by the secretary upon the written request of a majority of the directors, and shall be held at such time and place as shall be specified in the call of the meeting. Notice of each special meeting shall be given to each member of the board of directors, personally or by mail, e-mail, facsimile or telephone, at least three (3) days before the meeting.

     Section 2.5 Committees of the Board of Directors.
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     (a) Appointment and Authority. The board of directors, by resolution
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adopted by a majority of the entire board ("entire board" means the total number of directors which the corporation would have if there were no vacancies), may appoint from among its members an executive committee and one or more other committees, each of which shall have one or more members. To the extent provided in such resolution (and unless otherwise provided in the resolution designating the members of the executive committee), each such committee shall have and may exercise all the authority of the board of directors, except that no such committee shall: (1) make, alter, or repeal any by-law of the corporation; (2) elect or appoint any director, or remove any officer or director; (3) submit to the shareholders any action that requires the shareholders' approval; or (4) amend or repeal any resolution theretofore adopted by the board of directors which by its terms is amendable or repealable only by the board of directors.

     (b) Control of Committee by Board of Directors. The board of directors, by
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resolution adopted by a majority of the entire board of directors, may: (1) fill any vacancy in any such committee; (2) appoint one or more directors to serve as additional members of any such committee; (3) appoint one or more directors to serve as alternate members of any such committee, to act in the absence or disability of members of any such committee with all the powers of such absent or disabled members; (4) abolish any such committee at its pleasure; and (5) remove any director from membership on such committee at any time, with or without cause.

     (c) Report to Board of Directors. Action taken at a meeting of any
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committee shall be reported to the board of directors at its next meeting following such committee meeting, except that, when the meeting of the board of directors is held within two (2) days after the

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committee meeting, such report shall, if not made at its first meeting, be made to the board of directors at its second meeting following such committee meeting.

     Section 2.6  Quorum of Board of Directors and Committees. A majority of the
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entire board of directors ("entire board" means the total number of directors which the corporation would have if there were no vacancies) or a majority of any committee of the board of directors, but in either case not less than two
(2) persons, shall constitute a quorum for the transaction of business. Directors having a personal or conflicting interest in any matter to be acted upon may be counted in determining the presence of a quorum. The act of the majority present at a meeting at which a quorum is present shall be the act of the board of directors or of the committee unless a greater number is required by law, the Certificate of Incorporation, or these by-laws.

     Section 2.7  Vacancies in Board of Directors. Vacancies in the board of
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directors shall be filled in accordance with the Certificate of Incorporation.

     Section 2.8  Participation in Meetings by Means of Conference Telephone or
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Similar Instrument. Members of the board of directors or any committee thereof
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may participate in and act at any meeting of such board of directors or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and speak with each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

     Section 2.9  Action of Board of Directors and Committee Without A Meeting.
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Any action required or permitted to be taken pursuant to authorization voted at a meeting of the board of directors or any committee of the board of directors may be taken without a meeting if, prior or subsequent to such action, all members of the board of directors or of such committee, as the case may be, consent thereto in writing and such written consents are filed with the minutes of the proceedings of the board of directors or committee.

     Section 2.10 Resignation of Directors. Any director or directors may resign
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and the resulting vacancy shall be filled in accordance with the Certificate of
Incorporation. Any such resignation shall take effect at the time specified therein or, if no such time is specified, upon receipt thereof. The acceptance of any such resignation shall not be necessary to make it effective.

     Section 2.11 Compensation. Directors and members of committees shall be
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reimbursed for their expenses incurred in attending meetings of the board of directors or such committees and may be paid a fixed sum for attendance at any meeting of the board of directors or a stated salary as a director, as the board of directors may from time to time determine. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                  ARTICLE III
                                    Officers

     Section 3.1  Officers. The officers of the corporation shall be elected by
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the board of directors and shall consist of a chief executive officer, a president , a secretary, a treasurer and

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such other officers and assistant officers (which may include the chairman of the board) as may be deemed necessary or desirable by the Board of Directors. Any two or more offices of the corporation may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or these by-laws to be executed, acknowledged or verified by two or more officers.

     Section 3.2 Term and Removal of Officers of the Corporation. Unless
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otherwise provided by resolution of the board of directors, at the time of his election or appointment, the term of all officers shall be until the first meeting of the board of directors following the next annual meeting of shareholders and until their respective successors are elected and qualify, but any officer may be removed from office, either with or without cause, at any time, by the affirmative vote of a majority of the members of the board of directors then in office; provided that such removal shall be without prejudice
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to the contract rights, if any, of the person so removed. Any vacancy occurring in the offices of the corporation may be filled by the board of directors.

     Section 3.3 Chief Executive Officer. The chief executive officer shall have
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the powers and perform the duties incident to that position. Subject to the powers of the board of directors, the chief executive officer shall be in the general and active charge of the entire business, affairs and property of the corporation. The chief executive officer shall have such other powers and perform such other duties as may be prescribed by the board of directors or provided in these by-laws.

     Section 3.4 President. The president shall have the powers and perform the
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duties incident to that position and shall have such other powers and perform such other duties as may be prescribed by the board of directors or provided in these by-laws.

     Section 3.5 The Secretary. The secretary shall attend all meetings of the
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board of directors, all meetings of the committees thereof and all meetings of the shareholders and record all the proceedings of the meetings in a book or books to be kept for that purpose or shall ensure that his or her designee attends each such meeting to act in such capacity. Under the chief executive officer's supervision, the secretary shall give, or cause to be given, all notices required to be given by these by-laws or by law; and shall have such powers and perform such duties as the board of directors, the chief executive officer or these by-laws may, from time to time, prescribe.

     Section 3.6 Other Officers. The other officers of the corporation shall
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have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be prescribed from time to time by the board of directors or the chief executive officer.

     Section 3.7 Absence or Disability of Officers. In the case of the absence
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or disability of any officer of the corporation and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the board of directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person selected by it.

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                                   ARTICLE IV
                       Shares of Stock of the Corporation

     Section 4.1 Certificates. The certificates representing shares of stock of
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the corporation shall be in such form as shall be approved from time to time by the board of directors. The certificates shall be signed by, or in the name of the corporation by, the chairman of the board of directors, or the president and chief executive officer, or a vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation and may be sealed with the seal of the corporation or a facsimile thereof. If the certificate is countersigned by a transfer agent or registrar, who is not an officer or employee of the corporation, any and all other signatures may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of its issue. Without limiting the generality of the foregoing, the board of directors may provide that some or all of the shares of any class or series of stock of the corporation shall be represented by uncertificated shares.

     Section 4.2 Registered Shareholders. Prior to the surrender to the
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corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, or a request to transfer uncertificated shares, the corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

     Section 4.3 Lost, Stolen or Destroyed Certificates. The board of directors
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may authorize the issuance of a new certificate in place of any certificate theretofore issued by the corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of such loss, theft or destruction by the owner thereof or his legal representative, and the board of directors may, in its discretion, require such owner or legal representative to give the corporation a bond indemnifying the corporation and the transfer agents and registrars against all loss, cost and damage which may arise from the issuance of a new certificate in place of the original certificate.

                                    ARTICLE V
                                  Miscellaneous

     Section 5.1 Fiscal Year. The fiscal year of the corporation shall begin on
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the first day of January in each year.

     Section 5.2 Corporate Seal. The seal of the corporation shall bear the name
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of the corporation and such other legend as the board of directors may from time to time determine and may be an impression upon paper or wax or a printed or facsimile reproduction thereof.

     Section 5.3 Waiver of Notice. Whenever any notice is required by the New
                 ----------------
Jersey Business Corporation Act, the Certificate of Incorporation or these by-laws to be given, a waiver

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thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. The attendance of any director at a meeting of the board of directors or any committee thereof without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him. Neither the business to be transacted at, or the purposes thereof of any meeting or committee thereof of the board of directors need be specified in the waiver of notice of such meeting.

     Section 5.4 Notices. In computing the period of time for the giving of any
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notice required or permitted for any purpose, the day on which the notice is given shall be excluded and the day on which the matter noticed is to occur shall be included. If notice is given by mail or telegraph, the notice shall be deemed to be given when deposited in the mail or telegraph office, addressed to the person to whom it is directed at his last address as it appears on the records of the corporation, with postage or charges prepaid thereon, provided, however, that notice must be given by telephone, e-mail, facsimile transmission, personal service or by personally advising the person orally when, as authorized in these by-laws, less than three (3) days notice is given. Notice to a shareholder shall be addressed to the address of such shareholder as it appears on the stock transfer records of the corporation.

     Section 5.5 Amendments. The board of directors shall have power to make,
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alter and repeal by-laws, but by-laws made by the board of directors may be altered or repealed and new by-laws made by the shareholders, and the shareholders may prescribe in the by-laws that any by-law made by them shall not be altered or repealed by the board of directors. A copy of any proposed by-law to be submitted for adoption by shareholders must be included with the notice of the meeting so that all shareholders entitled to vote thereon will have received a copy thereof.

     Section 5.6 Loans. The corporation may lend money to, or guarantee any
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obligation of, or otherwise assist any director, officer or other employee of the corporation or of its subsidiaries, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

     Section 5.7 Section Headings. Section headings in these by-laws are for
                 ----------------
convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

     Section 5.8 Inconsistent Provisions. In the event that any provision of
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these by-laws is or becomes inconsistent with any provision of the Certificate of Incorporation, the New Jersey Business Corporation Act or any other applicable law, the provision of these by-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

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